UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 17, 2022
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 17, 2022 the Board of Directors of S&T Bancorp, Inc. ("S&T") approved the S&T Bancorp, Inc. Deferred Compensation Plan ("The Plan"). The Plan will replace the existing S&T Bancorp, Inc. Supplemental Savings and Make-Up Plan ("existing plan"), effective January 1, 2023, for deferral of all compensation, except for compensation paid as stock. The existing plan continues to provide for deferral of compensation paid as stock. The Plan is an unfunded, non-qualified deferred compensation arrangement aimed at providing a select group of management or highly-compensated employees and directors an opportunity to defer all or a portion of their compensation, except for stock-based compensation. Participants may elect to contribute up to 100% of their compensation, including salary, commissions, bonus, and directors’ fees. The Plan also includes a 401(k) wraparound election so that when a participant reaches a compensation or contribution limit as prescribed by the Internal Revenue Code, the participant may defer either 0% or 100% of the 401(k) plan deferral election that was made by December 31 of the prior year. Discretionary employer contributions will be determined each year and are vested 100% upon contribution.

A participant may take a distribution in the form of a lump sum or substantially equal annual installments, subject to certain requirements, over a period elected but not to exceed ten years. Distributions are delayed for six months following separation from service. At death, disability or a change in control event, a participant receives a lump sum payout.

    The Board of Directors of S&T, or such other committee as appointed by the Board of Directors, will serve as the administrator of the Plan. The Plan becomes effective as of January 1, 2023 and will continue in effect until terminated in accordance with its terms.

The foregoing description of the terms and conditions of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	S & T Bancorp, Inc. Deferred Compensation Plan
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
October 21, 2022	Mark Kochvar Senior Executive Vice President, Chief Financial Officer